Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated June 10, 2022, relating to the consolidated financial statements of SatixFy Communications Ltd which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

December 16, 2022

Tel Aviv	Jerusalem	Haifa	Beer Sheva	Bnei Brak	Kiryat Shmona	Petah Tikva	Modiin llit	Nazrat llit
03-6386868	02-6546200	04-8680600	077-7784100	073-7145300	077-5054906	077-7784180	08-9744111	04-6555888

Main office: Beit Arnot BDO, 48 Menachem Begin Road, Tel Aviv, 6618001          Email: bdo@bdo,co.il                 Website: www.bdo.co.il

BDO Israel, an Israeli partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firm